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                                                                 EXHIBIT 99.(i)


December 4, 1998



Vanguard Massachusetts Tax-Exempt Funds
P.O. Box 2600
Valley Forge, PA  19482-2600

Gentlemen:

      Vanguard Massachusetts Tax-Exempt Funds (the "Fund") was organized under the laws of the state of Delaware on August 17, 1998. I am acting as counsel to the Fund in connection with the Fund's initial registration as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"). It is in my capacity as counsel to the Fund that I am furnishing you this opinion.

      I have examined the Fund's: (1) Declaration of Trust; (2) By-Laws; (3) minutes of the initial meeting of the Board of Trustees; (4) Notification of Registration on Form N-1A; (5) Registration Statement on Form N-1A under the Securities Act of 1933 (the "1933 Act"); (6) registration statements, applications and other documents filed with the Commonwealth of Massachusetts; and (7) all other relevant documents and records, as well as the procedures and requirements relative to the issuance and sale of the Fund's shares.

      Based upon the foregoing information and my examination, it is my opinion that:

      1. The Fund is a valid and existing business trust of the State of Delaware authorized to issue an unlimited number of shares of common stock interest, $.001 par value. The Board of Trustees has the power to designate one or more series or classes of shares of common stock and to classify and reclassify any unissued shares with respect to such series or classes. Currently, the Fund is offering one series of shares.

      2. The Fund has filed a Registration Statement with the U.S. Securities and Exchange Commission on form N-1A to register as an open-end management company under the 1940 Act and to register an indefinite number of its shares under the 1933 Act.

      3. The Fund has filed a registration statement, application and/or other documents required to register its securities under the securities laws of the Commonwealth of Massachusetts.

      4. The Fund will be authorized to offer and sell its shares when all necessary Federal and State regulatory authorizations, which are prerequisites to the issuance of the Fund's shares, have been obtained, subject to the Fund's continuing to maintain the effectiveness of the requisite Registration Statement under the 1933 Act.

      5. Such shares, when issued for consideration deemed by the Board of Trustees to be consistent with the Fund's Declaration of Trust, will be legally authorized, fully paid and non-assessable.
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Vanguard Massachusetts Tax-Exempt Funds
December 4, 1998
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      6. The holders of the Fund's shares will have all the rights provided with respect to such holdings by the Declaration of Trust and the laws of the State of Delaware.

      I hereby consent to use of this opinion as an Exhibit to the Fund's Registration Statement on Form N-1A filed under the 1933 and 1940 Acts, and to the applications and registrations statements, and amendments thereto, filed in accordance with the securities laws of Massachusetts. I further consent to reference in the Fund's Prospectus to the fact that I have rendered this opinion concerning the legality of the issue.

Sincerely,

/s/ Raymond J. Klapinsky
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Raymond J. Klapinsky